Exhibit 10.1

FIRST AMENDMENT TO FACILITY AGREEMENT

FIRST AMENDMENT TO FACILITY AGREEMENT (this “Amendment”), dated as of July 9, 2015, by and among DISCOVERY LABORATORIES, INC., a Delaware corporation (“Borrower”), DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P. and DEERFIELD SPECIAL SITUATIONS FUND, L.P. (collectively referred to as the “Lenders” and together with the Borrower, the “Parties”).

RECITALS:

A.           Borrower and Lenders have entered into that certain Facility Agreement dated as of February 13, 2013 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the “Facility Agreement”).

B.            Borrower has requested Lenders amend the Facility Agreement to, among other things, provide for extension of the dates for required repayment of the Loan and Lenders are willing to amend the Facility Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein which are defined in the Facility Agreement or other Transaction Documents, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement and the other Transaction Documents.  The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2.             Amendments to Facility Agreement.  Upon the satisfaction of the conditions set forth in Section 3 of this Amendment, the Facility Agreement is hereby amended as follows:

a.             Section 1.1 of the Facility Agreement is hereby amended to add the following additional defined terms:

“Stock” means all shares of capital stock (whether denominated as Common Stock or preferred stock), or other equity interest (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities, including debt securities, convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Strategic Transaction” shall mean a transaction or series of transactions, each of which may take the form of a strategic partnership, collaboration arrangement or similar transaction or a public offering of Stock or Stock Equivalents or other equity financing, that results in the infusion to Borrower of sufficient capital such that Borrower reasonably believes that it will have available sufficient cash to support the AEROSURF® clinical program, satisfy Borrower’s debt service obligations and fund Borrower’s business operations through at least the third fiscal quarter of 2016.

1.

b.             Borrower shall on the date of this Amendment, prepay the outstanding principal amount of the Notes in the amount of $2,500,000, which shall be applied pro rata to the principal installments due under the Notes in the order of their maturity, subject to reapplication by the Lenders to the principal installments due under the Notes in the inverse order of their maturity if  notice of a Strategic Transaction occurring on or before December 31, 2015 is not received by Lenders as provided below.

c.             Borrower shall provide Lenders with written notice of the occurrence of any Strategic Transaction occurring on or prior to December 31, 2015 within one Business Day of the occurrence thereof.  Borrower may, within five Business Days of a Strategic Transaction occurring on or prior to December 31, 2015, prepay the outstanding principal amount of the Notes, in an amount of $2,500,000, which payment shall be applied pro rata to the principal installments due under the Notes in the order of their maturity.  Upon such prepayment, subject to the provisions of Section 2.3(a) of the Facility Agreement with respect to the deferral of the principal amount of the Notes due on the Fifth Anniversary if the Fifth Anniversary Deferral Criteria is satisfied, the then outstanding principal amount of the Notes shall be repayable as follows:

(i)    On February 13, 2018 the Borrower shall repay $12,500,000 of the outstanding principal amount of the Notes; and

(ii)    On the earliest of  (1) February 13, 2019, (2) such earlier date  the principal amount of the Notes is declared to be or automatically becomes due and payable following an Event of Default or (3) as provided in Section 5.3 of the Facility Agreement, the Borrower shall repay the remaining outstanding principal amount of the Notes.

3.             Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions precedent:

a.             Amendment.  The Borrower and the Lenders shall have each executed this Amendment and Lenders shall have received the prepayment referred to in Section 2(b) of this Amendment.

b.             Performance; No Default.  The Borrower shall have performed and complied with all agreements and conditions contained in the Facility Agreement and the other Transaction Documents to be performed by or complied with by the Borrower prior to the date hereof.

c.            Reimbursement of Expenses.  The Borrower shall have reimbursed Lenders for all out-of-pocket fees and expenses, including reasonable legal fees and expenses not to exceed $15,000, incurred by Lenders in connection with the negotiation, documentation and closing of this Amendment.

2.

4.             Representations and Warranties.  The Borrower hereby represents and warrants to Lenders as follows:

a.             As of the date hereof, except as expressly modified by the amendments in Section 2 above, the representations and warranties of Borrower contained in the Transaction Documents are (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof as if made as of the date of this Amendment, except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all respects or all material respects, as applicable, as of such earlier date;

b.             No Event of Default exists; and

c.             The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The Borrower’s execution and delivery of each of this Amendment and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Borrower, and no further corporate action is required by the Borrower, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below).  Each of the Amendment and the other Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Borrower and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  The execution, delivery and performance of this Amendment by the Borrower and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of the Borrower pursuant to, any agreement to which the Borrower is a party or by which the Borrower is bound or to which any of the assets of the Borrower is subject, (B) result in any violation of or conflict with the provisions of the Organizational Documents, (C) result in the violation of any Applicable Law or (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of any of the Amendment and the other Transaction Documents or for the consummation by the Borrower of the transactions contemplated thereby except for those that have been made or obtained prior to the date of this Agreement (the “Required Approvals”).

3.

5.             No Further Amendments; Ratification of Liability.  Except as amended hereby, the Facility Agreement and each of the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their respective terms.  Borrower as a debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Facility Agreement and the other Transaction Documents, all as amended by this Amendment and the liens and security interests granted, created and perfected thereby.  The Lenders’ agreement to the terms of this Amendment or any other amendment of the Facility Agreement or any other Transaction Document shall not be deemed to establish or create a custom or course of dealing among Borrower and Lenders.  This Amendment, together with the other Transaction Documents, contains the entire agreement among Borrower and Lenders contemplated by this Amendment.

6.             Incorporation by Reference.  The provisions of Article 6 of the Facility Agreement are incorporated herein by reference mutatis mutandis.

[Remainder of Page Intentionally Left Blank, signature page follows]

4.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

DISCOVERY LABORATORIES, INC.

By:	/s/ John Tattory
Name:	John Tattory
Title:	Senior Vice President and
Chief Financial Officer

LENDERS:

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

5.